Exhibit 99.1

Jaguar Animal Health, Elanco Enter Global Collaboration for Development, Co-Promotion of Canalevia

Agreement provides Elanco with license rights to Jaguar’s crofelemer-based drug product candidates for treatment of diarrhea in dogs and other companion animals

Jaguar Animal Health to host investor call on Tuesday, January 31st at 9:00 a.m. ET

San Francisco, CA (January 31, 2017): Jaguar Animal Health, Inc. (NASDAQ: JAGX) and Elanco US Inc., a subsidiary of Eli Lilly and Company (NYSE: LLY), today announced an agreement (the “Agreement”) to license, develop, and commercialize Canalevia™, a Jaguar drug product candidate under investigation for treatment of acute and chemotherapy-induced diarrhea (“CID”) in dogs.

Diarrhea is one of the most common reasons for veterinary office visits for dogs and is the second most common reason for visits to the veterinary emergency room.

The Agreement grants Elanco exclusive global rights to Canalevia™, a product whose active pharmaceutical ingredient is sustainably isolated and purified from the Croton lechleri tree, for use in companion animals. Jaguar and Elanco will collaborate on the global development of the product and on its commercialization in the US.

“Elanco continues to seek innovative solutions for our customers and the animals they care for,” said Aaron Schacht, Vice President of Elanco Research and Development. “We look forward to collaborating with Jaguar to bring this potential new, exciting solution to veterinarians around the world.”

Under the terms of the Agreement, Jaguar will receive an upfront payment of $1.5 million and additional payments upon achievement of certain development, regulatory and sales milestones in an aggregate amount of up to $61 million payable throughout the term of the agreement; product development expense reimbursement, and royalty payments on global sales. The Agreement specifies that Jaguar will supply the licensed products to Elanco, and that the parties will agree to set a minimum sales requirement that Elanco must meet to maintain exclusivity.

Elanco will also reimburse Jaguar for Canalevia™-related expenses, including reimbursement for Canalevia™-related expenses in Q4 2016, certain development and regulatory expenses related to Jaguar’s planned target animal safety study and the completion of Jaguar’s field study of Canalevia™ for acute diarrhea in dogs.

“We are very happy to have entered into this strategic collaboration with Elanco, as they extend their commitment to novel, first-in-class products for companion animals,” commented Lisa Conte, Jaguar’s president and CEO. “Elanco is a recognized leader in animal health with great commercial reach. We believe this Agreement will significantly expand market awareness regarding the novel, anti-secretory mechanism of action of crofelemer and its potential to serve as a new method of treating diarrheal diseases. We anticipate that commercialization of Canalevia™ will expand our range of first-in-class gastrointestinal products beyond production animals, horses and foals to companion animals in need around the world, and we believe that the collaboration with Elanco will provide broad access to key markets globally.”

Jaguar has retained the commercial responsibility for the CID indication of Canalevia™ in dogs, which has received MUMS designation from the FDA and which the company expects will be the first indication available commercially in the next year. Jaguar has established a foundation of direct educational and promotional capabilities for novel anti-secretory agents through its non-prescription product line for production animals.

Conference Call

The Jaguar Animal Health management team will host a call on Tuesday, January 31, 2017 at 9:00 a.m. Eastern Time to discuss the Elanco agreement and Canalevia™.  Investors interested in listening to the live call should dial 1-888-724-9518 (Toll Free), 1-913-312-0836 (International). Please ask the operator to join you into the call or provide the conference ID number: 6523542. A live webcast of the conference call will be available online which can be accessed on the Investor Relations section of the Jaguar website (click here).  Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the webcast will be available on the Investor Relations section of the Company’s website (click here) for 90 days following the call. Also, a dial-in replay of the call will be available through February 7, 2017, at +1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International). Participants must use the following code to access the dial-in replay of the call: 6523542.

About Elanco

Elanco provides comprehensive products and knowledge services to improve animal health and food-animal production in more than 70 countries around the world. We value innovation, both in scientific research and daily operations, and strive to cultivate a collaborative work environment for more than 6,500 employees worldwide. Together with our customers, we are committed to raising awareness about global food security and celebrating and supporting the human-animal bond. Founded in 1954, Elanco is a division of Eli Lilly and Company. Elanco US Inc., a wholly-owned subsidiary of Lilly, is the U.S. entity acquired as part of the Novartis acquisition. Our worldwide headquarters and research facilities are located in Greenfield, Indiana. Visit us at elanco.com.

About Jaguar Animal Health, Inc.

Jaguar Animal Health, Inc. is an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses. Canalevia™ is Jaguar’s lead prescription drug product candidate, intended for the treatment of various forms of diarrhea in dogs. Equilevia™ (formerly referred to as SB-300) is Jaguar’s prescription drug product candidate for the treatment of gastrointestinal ulcers in horses. Canalevia™ and Equilevia™ contain ingredients isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are the Company’s lead non-prescription products. Neonorm™ is a standardized botanical extract derived from the Croton lechleri tree. Canalevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals. Jaguar has nine active investigational new animal drug applications, or INADs, filed with the FDA and intends to develop species-specific formulations of Neonorm™ in six additional target species, formulations of Equilevia™ in horses, and Canalevia™ for cats and dogs.

For more information, please visit www.jaguaranimalhealth.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These include statements regarding the expectation that the relationship between Jaguar and Elanco will bring Canalevia™ to veterinarians around the world; Jaguar’s expectation that the Company will receive an upfront payment of $1.5 million and additional payments upon achievement of certain development, regulatory and sales milestones in an aggregate amount of up to $61 million payable throughout the term of the agreement; product development expense reimbursement, and royalty payments on global sales; Jaguar’s expectation that Elanco will reimburse the Company for Canalevia™-related expenses, including reimbursement for Canalevia™-related expenses in Q4 2016, certain development and regulatory expenses related to Jaguar’s planned target animal safety study and the completion of Jaguar’s field study of Canalevia for acute diarrhea in dogs; the Company’s belief that the Agreement will significantly expand market awareness regarding the novel anti-secretory mechanism of action of crofelemer and its potential to serve as a new method of treating diarrhea diseases; Jaguar’s expectation that commercialization of Canalevia™ will expand the Company’s range of first-in-class gastrointestinal products beyond production animals, horses and foals to companion animals in need around the world; Jaguar’s belief that the collaboration with Elanco will provide broad access to key markets globally; Jaguar’s expectation that Canalevia™ for treatment of CID will be the Company’s first indication available commercially in the next year; and Jaguar’s intention to develop species-specific formulations of Neonorm™ in six additional target species, formulations of Equilevia™ in horses, and Canalevia™ for cats and dogs. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions.  Elanco and Jaguar have based these forward-looking statements largely on their current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Elanco or Jaguar’s control. Except as required by applicable law, neither Elanco nor Jaguar plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

#              #              #

Source: Jaguar Animal Health, Inc.

Jaguar Contact:

Garth Russell

KCSA Strategic Communications

P: 212-896-1250

grussell@kcsa.com

Jaguar-JAGX

Elanco Contact:

Keri McGrath Happe

Elanco Communications Manager

P: 317-370-8394

mcgrath_happeks@elanco.com